Exhibit 10.1

ABBOTT LABORATORIES

2009 INCENTIVE STOCK PROGRAM

AS AMENDED & RESTATED EFFECTIVE FEBRUARY 21, 2014

ABBOTT LABORATORIES

2009 INCENTIVE STOCK PROGRAM

TABLE OF CONTENTS

1.	PURPOSE		1
2.	ADMINISTRATION		1
3.	PARTICIPANTS		2
4.	SHARES RESERVED UNDER THE PROGRAM AND ADJUSTMENTS		2
5.	TYPES OF BENEFITS		4
6.	OPTIONS		4
	(a)	In General	4
	(b)	Replacement Options	5
7.	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS		5
	(a)	Restricted Stock Awards	5
	(b)	Restricted Stock Units	6
8.	PERFORMANCE AWARDS		6
9.	OTHER SHARE-BASED AWARDS AND RECOGNITION AWARDS		8
	(a)	Other Share-Based Awards	8
	(b)	Recognition Awards	8
10.	FOREIGN BENEFITS		8
11.	NONQUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS		8
12.	RESTRICTED STOCK UNITS TO NON-EMPLOYEE DIRECTORS		9
13.	CHANGE IN CONTROL PROVISIONS		10
14.	GENERAL PROVISIONS		12
	(a)	Nontransferability, Deferrals and Settlements	12
	(b)	No Right to Continued Employment, etc.	13
	(c)	Sale of Subsidiary	13
	(d)	Taxes	14
	(e)	Amendment and Termination	14
	(f)	Duration of Program	14
	(g)	No Rights to Benefits; No Shareholder Rights	14
	(h)	Unfunded Status of Benefits	14
	(i)	No Fractional Shares	15
	(j)	Regulations and Other Approvals	15
	(k)	Listing, Registration or Qualification of Shares	15
	(l)	Restricted Securities	15
	(m)	Section 409A	15
	(n)	Governing Law	16
	(o)	Construction	16
	(p)	Effective Date	16
15.	DEFINITIONS		16

i

ABBOTT LABORATORIES

2009 INCENTIVE STOCK PROGRAM

1.                                      PURPOSE.The purpose of the Abbott Laboratories 2009 Incentive Stock Program is to attract and retain outstanding directors, officers and other employees of Abbott Laboratories and its Subsidiaries, and to furnish incentives to such persons by providing opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided and to further align such persons’ interests with those of the Company’s other shareholders through compensation that is based on the value of the Company’s common shares.

2.                                      ADMINISTRATION.The Program will be administered by the Committee.  For purposes of the Program, the “Committee” shall be a committee of at least two persons which shall be either the Compensation Committee of the Board or such other committee comprised entirely of persons who are both: (i) “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission; and (ii) “outside directors” as defined under Code Section 162(m).  The Compensation Committee of the Board shall serve as the Committee administering the Program until such time as the Board designates a different Committee.

The Committee has the following powers, which it may exercise in its sole discretion, subject to and not inconsistent with the express provisions of the Program: (i) to administer the Program; (ii) to exercise all the power and authority either specifically granted to it under the Program or necessary or advisable in the administration of the Program; (iii) to grant Benefits; (iv) to determine the persons to whom and the time or times at which Benefits shall be granted, (v) to determine the type and number of Benefits to be granted, the number of Shares to which a Benefit may relate and the terms, conditions, restrictions and Performance Goals relating to any Benefit; (vi) to determine whether, to what extent, and under what circumstances a Benefit may be settled, canceled, forfeited, accelerated, exchanged, deferred (in accordance with the requirements of Code Section 409A) or surrendered; provided that, except as described in Section 5, the Committee shall neither lower the exercise price or base price of an outstanding option or Stock Appreciation Right nor grant any Benefit or provide cash in replacement of a canceled option or Stock Appreciation Right which had been granted at a higher exercise price or base price without the prior approval of the Company’s shareholders; (vii) to make adjustments in the terms and conditions (including Performance Goals) applicable to Benefits; (viii) to construe and interpret the Program and any Benefit; (ix) to prescribe, amend and rescind rules and regulations relating to the Program, including any sub-Program contemplated by Section 10; (x) to determine the terms and provisions of any Benefit Agreement (which need not be identical for each Grantee); and (xi) to make all other determinations deemed necessary or advisable for the administration of the Program.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program or in any Benefit Agreement in the manner and to the extent it shall deem necessary or advisable to carry the Program into effect and shall be the sole and final judge of such necessity or advisability.

A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of a meeting of the Committee by a writing signed by all of the Committee members.  The decision of the Committee as to all questions of interpretation, application and administration of the Program shall be final, binding and conclusive on all persons.

The Committee may, from time to time, delegate any or all of its duties, powers and authority to any officer or officers of the Company, except to the extent such delegation would be inconsistent with Rule 16b-3 of the Securities and Exchange Commission or other applicable law, rule or regulation.  The Chief Executive Officer of the Company may grant Benefits under the Program other than to persons subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time that delegated authority is exercised.  All such grants by the Chief Executive Officer shall be reported annually to the Committee, however, the Committee is not required to take any action with respect to such grants.  No Committee member or delegate thereof shall be liable for any action taken or determination made, or which the Committee member or delegate fails to take or make, in good faith with respect to the Program or any Benefit.

3.                                      PARTICIPANTS.Participants in the Program shall consist of the employees of the Company or any of its Subsidiaries who the Committee in its sole discretion may designate from time to time to receive Benefits, optionees who are eligible to receive replacement options with respect to options originally granted under the Prior Program or the Program that include a replacement option feature, and, solely for purposes of receiving Benefits under Section 11 and Section 12, Non-Employee Directors of the Company.  The Committee’s designation of a person to receive a Benefit in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; (iv) prior awards to participants; and (v) other compensation provided to participants.

4.                                      SHARES RESERVED UNDER THE PROGRAM AND ADJUSTMENTS.Subject to adjustment as provided in this Section 4, the maximum number of Shares available for issuance under the Program is 175,000,000 Shares plus: (i) the number of shares previously reserved under the Prior Program in excess of the number of shares as to which Benefits have been granted under the Prior Program as of the Effective Date, and (ii) the number of Shares subject to outstanding awards as of the Effective Date under the Prior Program that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) (the “Share Limit”); provided that each Share issued under the Program pursuant to a Full Value Award shall be counted against the foregoing Share Limit as three shares for every one share actually issued in connection with such award.  Such Shares may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  Any Shares as to which Benefits granted under the Prior Program may lapse, expire, terminate or be canceled after the Effective Date, shall also be reserved and available for issuance under this Program.  No Benefits shall be granted under the Prior Program after the date of shareholder approval of this Program.

If there is a lapse, expiration, termination, forfeiture or cancellation of any Benefit without the issuance of Shares or payment of cash thereunder, the Shares reserved for such Benefit may again be used for the grant of new Benefits of any type authorized under this Program; provided, however, that in no event may the number of Shares issued under this Program exceed the total number of Shares reserved for issuance hereunder.  Shares that are issued under any Benefit and thereafter reacquired by the Company pursuant to rights reserved upon the issuance thereof, or pursuant to the payment of the exercise price of Shares under options by delivery of other Shares, or Shares under options or stock-settled Stock Appreciation Rights that were not issued upon the net exercise or net settlement of such options or Stock Appreciation Rights, or Shares repurchased by the Company with the proceeds collected in connection with the exercise of outstanding options, and Shares that are exchanged by a Grantee or withheld by the Company to satisfy tax withholding requirements in connection with any Program Benefit shall not be available for subsequent awards of Program Benefits.  Upon the exercise of any Benefit granted in tandem with any other Benefits, such related Benefits shall be canceled to the extent of the number of Shares as to which the Benefit is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Program Benefits.  Benefits that may be settled only in cash shall not reduce the number of Shares available for subsequent awards of Benefits.

The maximum number of Shares with respect to which Non-Qualified Stock Options under Section 6 and Stock Appreciation Rights under Section 9(a) may be granted to any one participant, in the aggregate in any one calendar year, shall be two million (2,000,000) Shares.  Determinations made in respect of the limitation set forth in this paragraph shall be made in a manner consistent with Code Section 162(m).

Except as provided in a Benefit Agreement or as otherwise provided in the Program, if the Committee determines that any special dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an equitable change or adjustment relating to the Program or Program Benefits is appropriate, then the Committee shall make any such equitable changes or adjustments as it deems necessary or appropriate, including by way of illustration, changes or adjustments to any or all of (i) the number and kind of Shares or other property (including cash) that may thereafter be issued in connection with Benefits, including the Share Limit, (ii) the number and kind of Shares or other property issued or issuable in respect of outstanding Benefits, (iii) the exercise price, grant price or purchase price relating to any Benefit, (iv) the Performance Goals and (v) the individual and other limitations applicable to Benefits; provided that no such adjustment shall cause any Benefit hereunder which is or becomes subject to Code Section 409A to fail to comply with the requirements of such section; and provided further that, unless otherwise determined by the Committee, any additional Shares or other securities or property issued with respect to Shares covered by awards granted under the Program as a result of any stock split, combination, stock dividend, recapitalization or other adjustment event described in this Section 4 shall be subject to the restrictions and other provisions of the original Benefit awarded under the Program.

5.                                      TYPES OF BENEFITS.The following Benefits, alone or in combination, may be granted under the Program: (i)  Nonqualified Stock Options, (ii) Restricted Stock Awards, (iii) Restricted Stock Units, (iv) Performance Awards, (v) Other Share-Based Awards (including Stock Appreciation Rights, dividend equivalents and recognition awards), (vi) awards to Non-Employee Directors, and (vii) Foreign Benefits, all as described below.

6.                                      OPTIONS.

(a)                                 In General.The Committee may grant Nonqualified Stock Options to Grantees which may be subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Benefit Agreement (provided that any such Benefit is subject to the vesting requirements described herein).

The Committee shall determine the exercise price for each Share purchasable under an option, but in no event shall the exercise price per Share be less than the Fair Market Value of a Share on the option’s date of grant.  The exercise price shall be paid in full at the time of exercise; payment may be made as determined by the Committee, including (1) in cash, which may be paid by check, or other instrument acceptable to the Company; (2) unless otherwise provided in the Benefit Agreement, in Shares having a then market value equal to the aggregate exercise price (including by withholding Shares that otherwise would be distributed to the Grantee upon exercise of the option); (3) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sales proceeds from the option Shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company; or (4) by any other method permitted by the Committee.  Any amount necessary to satisfy applicable federal, state or local tax withholding requirements (or corresponding requirements under applicable laws in non-U.S. jurisdictions) shall be paid promptly upon notification of the amount due.  The amount of tax withholding may be paid in Shares having a then market value equal to the amount required to be withheld (including by withholding Shares that otherwise would be distributed to the Grantee upon exercise of the option), or a combination of cash and Shares.

An option shall be exercisable over its term (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Benefit Agreement.  An option may be exercised to the extent of any or all full Shares as to which the option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent, in such form as the Committee may prescribe.  Notwithstanding the foregoing, no option granted pursuant to this Section 6 shall be exercisable earlier than six (6) months from its date of grant.

Except as otherwise provided in the applicable Benefit Agreement, (i) in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company or its Subsidiaries; (ii) in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an option shall terminate upon the end of the original term of the option; and (iii) if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise an option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.

(b)                                 Replacement Options.Options are outstanding under the Prior Program that provide for the grant of replacement options if all or any portion of the exercise price or taxes incurred in connection with the exercise of the original option are paid by delivery of other Shares (or, in the case of payment of taxes, by withholding of Shares).  The Committee may only grant replacement options (“replacement options”) under the Program to the extent required with respect to such options granted under the Prior Program and with respect to replacement options granted with a replacement option feature.  Any replacement options granted under the Program shall be Nonqualified Stock Options.  In addition, any such replacement options shall (i) cover the number of Shares surrendered to pay the exercise price plus the number of Shares surrendered or withheld to satisfy the optionee’s tax liability, (ii) have an exercise price equal to one hundred percent (100%) of the Fair Market Value of such Shares on the date such replacement option is granted, (iii) first be exercisable six months from the date such replacement option is granted, (iv) have an expiration date identical to the expiration date of the original option, and (v) contain a similar replacement option feature.

7.                                      RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS.

(a)                                 Restricted Stock Awards.The Committee may grant Restricted Stock Awards, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Benefit Agreement (provided that any such Benefit is subject to the vesting requirements described herein).  The vesting of a Restricted Stock Award may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

Except as provided in the applicable Benefit Agreement, no Shares underlying a Restricted Stock Award may be sold, assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such Shares have vested in accordance with the terms of such Benefit.  Subject to such other restrictions as are imposed by the Committee, the Shares covered by an award of Restricted Stock to a participant who is subject to Section 16 of the Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission).

If and to the extent that the applicable Benefit Agreement may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Program.  Unless otherwise provided in the applicable Benefit Agreement, any Shares received as a dividend on or in connection with a stock split of the Shares underlying a Restricted Stock Award awarded under this Section shall be subject to the same restrictions as the Shares underlying such Restricted Stock Award.

Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Benefit Agreement.

(b)                                 Restricted Stock Units.The Committee may grant Restricted Stock Units, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Benefit Agreement (provided that any such Restricted Stock Unit is subject to the vesting requirements described herein).  The vesting of a Restricted Stock Unit granted under the Program may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

Unless otherwise provided in a Benefit Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Benefit (or any portion thereof) vests (but in no event later than two and one-half (2 ½) months following the end of the calendar year in which such Restricted Stock Unit vests), subject to Section 13, that number of Shares equal to the number of Restricted Stock Units that have vested (or the cash equivalent thereof in the case of a cash-settled award).

Except as provided in the applicable Benefit Agreement, a Restricted Stock Unit may not be sold, assigned, transferred or otherwise encumbered or disposed of by the Grantee.  Subject to the requirements of Code Section 409A, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Shares subject to the Benefit (both before and after the Benefit is earned or vested), which payments may be either made currently or credited to an account for the participant, and may be settled in cash or Shares, as determined by the Committee.  Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Benefit Agreement.

8.                                      PERFORMANCE AWARDS.The Committee may grant Benefits including Restricted Stock, Restricted Stock Units and Other Share-Based Awards, which may be earned in whole or in part based on the attainment of performance goals established by the Committee, which shall be based on one or more of the following criteria: earnings per share, return on equity, return on assets, return on net assets, return on investment, total shareholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment, and any combination of, or a specified increase in, any of the foregoing (the “Performance Goals”).  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  In addition, partial achievement of Performance Goals may result in payment or vesting corresponding to the degree of achievement of the Performance Goal.  Where necessary to satisfy the requirements of Code Section 162(m), each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles or such other objective standards satisfying the requirements of Code Section 162(m), and shall be subject to written certification by the Committee; provided that, to the extent a Benefit is intended to satisfy the performance-based compensation exception to the limits of Code Section 162(m) and then to the extent consistent with such exception, the Committee may make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.  No payment shall be made to a Covered Employee prior to the written certification by the Committee that the Performance Goals have been attained.  The Committee may establish such other rules applicable to Benefits intended to be qualified performance-based compensation to the extent consistent with Code Section 162(m).

The maximum amount which may be granted under this Section 8 for any one year for any one participant shall be $15 million, determined by multiplying the number of shares or units granted under the Benefit by the Fair Market Value of a Share on the date of grant.  For any performance period in excess of one year, such maximum value shall be determined by multiplying $15 million by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Payments earned in respect of any Benefit may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.  Notwithstanding the foregoing, any Benefits may be adjusted in accordance with Section 4.

9.                                      OTHER SHARE-BASED AWARDS AND RECOGNITION AWARDS.

(a)                       Other Share-Based Awards.The Committee may grant Other Share-Based Awards, including Stock Appreciation Rights, under terms and conditions specified by the Committee in the applicable Benefit Agreement, which may include the attainment of Performance Goals; provided, however, that with respect to a Stock Appreciation Right, in no event shall (i) the base price per Share be less than the Fair Market Value of a Share on the Stock Appreciation Right’s date of grant nor (ii) the term of such Stock Appreciation Right exceed ten years from the date of grant.  Such terms and conditions shall be consistent with the terms of the Program.  Shares or other securities or property delivered pursuant to a Benefit in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Benefits, notes or other property, as the Committee shall determine, subject to any required corporate action.

(b)                                 Recognition Awards.In addition to Restricted Stock Awards governed by Section 7(a), the Committee may grant fully vested Shares to employees of the Company, its Subsidiaries, in recognition of the employee’s contribution to the Company; provided that the aggregate value of such recognition awards granted in any fiscal year to any single individual shall not exceed one thousand (1,000) Shares.

10.                               FOREIGN BENEFITS.The Committee may grant Benefits to employees of the Company and its Subsidiaries who reside in foreign jurisdictions.  Notwithstanding anything in the Program to the contrary, each of the Committee and, to the extent permitted under applicable law, the Senior Vice President, Human Resources, may, in its or his sole discretion:  (a) amend or vary the terms of the Program in order to conform such terms with the requirements of each jurisdiction where a Subsidiary is located; (b) amend or vary the terms of the Program in each jurisdiction where a Subsidiary is located as it or he considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social security contributions for Participants and/or the Subsidiary; or (c) amend or vary the terms of the Program in a jurisdiction where the Subsidiary is located as it or he considers necessary or desirable to meet the goals and objectives of the Program.  Each of the Committee and, to the extent permitted under applicable law, the Senior Vice President, Human Resources, may, where it deems appropriate in its or his sole discretion, establish one or more sub-Programs for these purposes.  The Committee and, to the extent permitted under applicable law, the Senior Vice President, Human Resources, may, in its or his sole discretion, establish administrative rules and procedures to facilitate the operation of the Program in such jurisdictions.  The terms and conditions contained herein which are subject to variation in a jurisdiction shall be reflected in a written attachment to the Program for each Subsidiary in such jurisdiction.  To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 10 to one or more officers of the Company.  In this regard and to the extent permitted under applicable law, the Committee hereby delegates its authority and responsibilities under this Section 10 to the Senior Vice President, Human Resources.

11.                               NONQUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS.Each Non-Employee Director may elect to receive any or all of his or her fees earned under Section 3 of the Abbott Laboratories Non-Employee Directors’ Fee Plan (the “Directors’ Fee Plan”) in the form of Nonqualified Stock Options under this Section.  Each such election shall be irrevocable, and must be made in writing and filed with the Secretary of the Company by December 31 of the calendar year preceding the period in which such fees are earned.  A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year, provided that a new election to receive benefits in the form of options shall not be effective until the period covered by the Non-Employee Director’s current election has ended.  If no new election is received by December 31 of any calendar year, the election, if any, then in effect shall continue in effect until a new election is made and has become effective.  If a director does not elect to receive his or her fees in the form of Nonqualified Stock Options, the fees due such director shall be paid or deferred as provided in the Directors’ Fee Plan and any applicable election thereunder by the director.

Each Nonqualified Stock Option due to a director under this Program pursuant to an election shall be granted annually, on the date of the annual shareholders meeting.  Except as otherwise provided, each such Nonqualified Stock Option shall be (A) subject to the terms and conditions of Section 6, (B) immediately exercisable and non-forfeitable and (C) exercisable until the expiration of ten years from the date of grant.  Non-Employee Directors who hold replacement options granted under the Prior Program shall also receive replacement options consistent with the provisions of Section 6(b).

12.          RESTRICTED STOCK UNITS TO NON-EMPLOYEE DIRECTORS. Each year, on the date of the annual shareholders meeting, each person who is elected a Non-Employee Director at the annual shareholders meeting shall be awarded Restricted Stock Units covering the number of Shares set by the Board in its sole discretion, upon recommendation by the Committee; provided, however that the Fair Market Value of the Shares on the date of the award shall not exceed $250,000.

The Restricted Stock Units granted to Non-Employee Directors shall be fully vested on the date of the award and shall be awarded and/or issued or paid in a manner that will comply with Code Section 409A.  Subject to the requirements of Code Section 409A, the Non-Employee Director receiving the Restricted Stock Units shall be entitled to receive one Share for each Restricted Stock Unit upon the earliest of (A) the director’s “separation from service” (within the meaning of Code Section 409A); (B) the date the director dies; or (C) the date of occurrence of a Change in Control that also qualifies as a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)).

Subject to the requirements of Code Section 409A, the Non-Employee Director receiving the Restricted Stock Units shall be entitled to receive cash payments equal to the dividends and distributions paid on the Shares (other than dividends or distributions of securities of the Company which may be issued with respect to its shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent as if each Restricted Stock Unit was a Share, and those shares were not subject to the restrictions imposed by this Program, provided that the record date with respect to such dividend or distribution occurs within the period commencing with the date of grant of the Benefit and ending upon the earliest of (A) the date of the director’s death, (B) the date of the director’s “separation from service” (within the meaning of Code Section 409A), or (C) the date of the occurrence of a Change in Control that also qualifies as a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)).

While outstanding, the Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution.

Except in the event of conflict, all provisions of the Program shall apply to this Section 12.  In the event of any conflict between the provisions of the Program and this Section 12, this Section 12 shall control.

13.          CHANGE IN CONTROL PROVISIONS.

(a)           Notwithstanding any other provision of this Program or the Prior Program, the following provisions shall apply upon the occurrence of a Change in Control unless otherwise provided in a Benefit Agreement:

(i)            All options then outstanding under this Program or the Prior Program shall become fully vested and exercisable as of the date of the Change in Control, whether or not then otherwise vested or exercisable;

(ii)           All Stock Appreciation Rights and Other Share-Based Awards then outstanding shall become fully vested and exercisable as of the date of the Change in Control, whether or not then otherwise vested or exercisable;

(iii)          All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all restrictions on those Restricted Stock Awards will lapse as of the date of the Change in Control;

(iv)          All terms and conditions of all Restricted Stock Units then outstanding shall be deemed satisfied and all restrictions on those Restricted Stock Units will lapse as of the date of the Change in Control; and

(v)           All performance criteria shall be deemed to have been attained and all Performance Awards then outstanding shall be deemed to have been fully earned and to be immediately payable as of the date of the Change in Control.

Notwithstanding the foregoing, with respect to each Benefit that is subject to Code Section 409A, if a Change in Control would have occurred under the Program but such Change in Control does not also qualify as a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)), then each such Benefit shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Benefit, and the Benefit shall not become payable, except in accordance with the terms of such Benefit or until such earlier time as the exercise and/or payment complies with Code Section 409A.

(b)           A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i)            The date any Person is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

(ii)           The date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)          The date on which there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)          The date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Program: “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and as used in Section 13(d) and 14(d) thereof and the rules thereunder, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; and “Subsidiary” shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.

(c)           In the event that, in connection with a Change in Control, outstanding options under the Program or Prior Program are either assumed or converted into substituted options consistent with Section 5, each such assumed or substituted option shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive replacement options upon option exercise) to which it was subject immediately prior to the transaction resulting in the assumption or substitution.

(d)           Upon a Change in Control in which the outstanding Shares are changed into, or exchanged for, property (including cash) other than solely stock or securities of the Company or another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), each Grantee may elect to receive, immediately following such Change in Control in exchange for cancellation of any stock option or Stock Appreciation Right held by such Grantee immediately prior to the Change in Control, a cash payment, with respect to each Share subject to such option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a Share in the Change in Control, less any applicable purchase price.

14.          GENERAL PROVISIONS.

(a)              Nontransferability, Deferrals and Settlements.Unless otherwise determined by the Committee or provided in a Benefit Agreement, Benefits shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.  Notwithstanding the foregoing, any transfer of Benefits to independent third parties for cash consideration without shareholder approval is prohibited.  Any Benefit shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Benefit.  With respect to Benefits other than options, the Committee may require or permit Grantees to elect to defer the issuance of Shares (with settlement in cash or Shares as may be determined by the Committee or elected by the Grantee in accordance with procedures established by the Committee), or the settlement of Benefits in cash under such rules and procedures as established under the Program to the extent that such deferral complies with Code Section 409A and any regulations or guidance promulgated thereunder.  It may also provide that such deferred settlements include the payment or crediting of interest, dividends or dividend equivalents on the deferral amounts.

(b)                                           No Right to Continued Employment, etc.Nothing in the Program or in any Benefit granted or any Benefit Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Program or such Benefit Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or service.

(c)                                            Sale of Subsidiary.For all purposes hereunder, except as otherwise provided by the Committee, a Grantee’s employment or service with a Subsidiary shall be deemed to be terminated on the day such entity ceases to be a Subsidiary of the Company.

(d)                                           Taxes.The Company shall be entitled to withhold, or require a participant to remit to the Company, the amount of any tax attributable to any amount payable or shares deliverable under the Program.  The Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction, and the Company shall have no liability to any participant for exercising the foregoing right.  The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Grantee to pay all or a portion of the federal, state and local taxes (under U.S. or non-U.S. jurisdictions), including social security and Medicare withholding tax, arising in connection with the receipt or exercise of any Benefit; by (i) having the Company withhold Shares, (ii) tendering Shares received in connection with such Benefit back to the Company or (iii) delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld.

(e)                                            Amendment and Termination.The Program may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval: (i) increase the aggregate number of shares available for Benefits (except to reflect an event described in Section 4); (ii) extend the term of the Program; or (iii) change or add a category or categories of individuals who are eligible to participate in the Program.  If the Program is not, within twelve months of the Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company’s shareholders, the Program will terminate and all Benefits made under it will be canceled.  No amendment or termination of the Program (other than termination under Section 14(f) below) may materially and adversely modify any person’s rights under the express terms and conditions of an outstanding Benefit without such person’s written consent.

(f)                                             Duration of Program.Unless earlier terminated by the Board pursuant to the provisions of the Program, the Program shall expire on the tenth anniversary of its Effective Date.  No Benefits shall be granted under the Program after such date.

(g)                                           No Rights to Benefits; No Shareholder Rights.No individual shall have any claim to be granted any Benefit under the Program, and there is no obligation for uniformity of treatment of Grantees.  No individual shall have any right to a Benefit or to payment or settlement under any Benefit unless and until the Committee or its designee shall have determined that a Benefit or payment or settlement is to be made.  Except as provided specifically herein, a Grantee or a transferee of a Benefit shall have no rights as a shareholder with respect to any Shares covered by the Benefit until the date of the issuance of such Shares.

(h)                                           Unfunded Status of Benefits.The Program is intended to constitute an “unfunded” plan for purposes of incentive and deferred compensation.  With respect to any payments not yet made to a Grantee pursuant to a Benefit, nothing contained in the Program or any Benefit shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)                                              No Fractional Shares.No fractional Shares shall be issued or delivered pursuant to the Program or any Benefit.  The Committee shall determine whether cash, other Benefits, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)                                              Regulations and Other Approvals.The obligation of the Company to sell or deliver Shares with respect to any Program Benefit shall be subject to all applicable laws, rules and regulations, including all applicable securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(k)                                           Listing, Registration or Qualification of Shares.Each Benefit is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Program is required by any securities exchange or under any state or federal law (or corresponding requirements under applicable laws in non-U.S. jurisdictions), or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of a Benefit or the issuance of Shares, no such Benefit shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(l)                                              Restricted Securities.If the disposition of Shares acquired pursuant to the Program is not covered by a then current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt from such registration, then such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder and the Committee may require a Grantee receiving Shares pursuant to the Program, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Grantee is acquired for investment only and not with a view to distribution.

(m)                                       Section 409A.Notwithstanding any provision of the Program, to the extent that any Benefit would be subject to Code Section 409A, no such Benefit may be granted if it would fail to comply with the requirements set forth in Code Section 409A.  To the extent that the Committee determines that the Program or any Benefit is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Program or in any Benefit Agreement, the Committee reserves the right to amend or terminate the Program and/or amend, restructure, terminate or replace the Benefit, without the consent of the Grantee, to cause the Benefit to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.  In addition, for each Benefit subject to Code Section 409A, a termination of employment or service with the Company and its Subsidiaries shall be deemed to have occurred under the Program with respect to such award on the first day on which an individual has experienced a “separation from service” within the meaning of Code Section 409A.

(n)                                           Governing Law.The Program and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

(o)                                           Construction.Any reference in the Program to any law, statute, rule, regulation, or official guidance thereunder, shall be construed as a reference to such law, statute, rule, regulation, or official guidance, as the same may be amended, from time to time, or any successor provision to such law, statute, rule, regulation or official guidance.

(p)                                           Effective Date.This Program shall become effective as of April 24, 2009 (the “Effective Date”), subject to the approval of the shareholders of the Company.

15.                               DEFINITIONS. For purposes of the Program, the following terms shall be defined as set forth below:

(a)           “Benefit” means a grant under the Program of any of the types of awards described in Section 5.

(b)           “Benefit Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of a Benefit.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” has the meaning ascribed to it in Section 13.

(e)           “Code” means the Internal Revenue Code of 1986.

(f)            “Committee” has the meaning ascribed to it in Section 2.

(g)           “Company” or “Abbott” means Abbott Laboratories, a corporation organized under the laws of the State of Illinois, or any successor corporation.

(h)           “Covered Employee” has the meaning ascribed to it in Code Section 162(m)(3).

(i)            “Effective Date” has the meaning ascribed to it in Section 14(p).

(j)            “Exchange Act” means the Securities Exchange Act of 1934.

(k)           “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Share or other property determined by such methods or procedures as shall be established from time to time by the Committee.

(l)            “Full Value Award” means any Benefit, other than an option or Stock Appreciation Right, which Benefit is settled in Shares.

(m)          “Grantee” means a person who, as a Non-Employee Director of the Company or an employee of the Company or a Subsidiary of the Company, or a beneficiary or estate of such person, has been granted a Program Benefit.

(n)           “Non-Employee Director” means a member of the Board who is not a full-time employee of the Company or any of its Subsidiaries.

(o)           “Nonqualified Stock Option” means any option that is not intended to be designated as an incentive stock option within the meaning of Code Section 422.

(p)           “option” means a contractual right, granted to a Grantee under the Program, to purchase Shares at a specified price.

(q)           “optionee” means a person who, as a Non-Employee Director of the Company or an employee of the Company or a Subsidiary of the Company, or a beneficiary or estate of such person, has been granted an option.

(r)            “Other Share-Based Award” means a Benefit granted to a Grantee pursuant to Section 9, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

(s)            “Performance Goals” has the meaning ascribed to it in Section 8.

(t)            “Prior Program” means the Abbott Laboratories 1996 Incentive Stock Program.

(u)           “Program” means this Abbott Laboratories 2009 Incentive Stock Program, as amended from time to time.

(v)           “replacement options” has the meaning ascribed to it in Section 6(b).

(w)          “Restricted Stock” or “Restricted Stock Award” means Shares awarded to a Grantee under Section 7(a), without payment, as compensation for services to the Company or its Subsidiaries, that are subject to vesting restrictions, which may include the attainment of specified Performance Goals.

(x)           “Restricted Stock Unit” means a contractual right to receive a number of Shares or an amount of cash equal to the value of that number of Shares corresponding to the number of units granted to a Grantee, without payment, as compensation for services to the Company or its Subsidiaries, which right may be subject to vesting restrictions including the attainment of Performance Goals.

(y)           “Senior Vice President, Human Resources” means the Company’s Senior Vice President, Human Resources, or the individual holding the equivalent duties and responsibilities.

(z)           “Shares” means common shares of the Company.

(aa)         “Stock Appreciation Right” means an Other Share-Based Award, payable in cash or Shares, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Shares underlying the Benefit over a base price established by the Committee in respect of such Shares.

(bb)         “Subsidiary” has the meaning ascribed to it in Section 13(b).

(cc)         “Treasury Regulations” means the Federal tax regulations promulgated by the United States Department of Treasury.